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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To TSR PAGING INC.:

     As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this registration statement.

                                          ARTHUR ANDERSEN LLP

Roseland, New Jersey
May 9, 1996




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